UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 3, 2021
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-06714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class B Common Stock, par value $1.00 per share	GHC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.
On April 5, 2021, Graham Holdings Company (the “Company”) announced that it entered into an agreement to acquire all outstanding shares of common stock of Leaf Group Ltd. (NYSE: LEAF) at $8.50 per share in an all cash transaction valued at approximately $323 million. Leaf Group, headquartered in Santa Monica, CA, is a consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker).
The transaction is expected to close in June or July of 2021, and is subject to approval by the stockholders of Leaf Group, regulatory approval, and the satisfaction of other closing conditions and rights to terminate, including the right to terminate if the transaction is not consummated on or before August 31, 2021. In connection with the execution of the agreement, the Company entered into a voting agreement with Leaf Group’s directors and executive officers, who collectively hold approximately 2.1% of the outstanding shares of Leaf Group pursuant to which each of the directors and officers has agreed to vote or cause to be voted, all of the shares of Leaf Group’s common stock that they beneficially own in favor of the proposals submitted at the Leaf Group’s stockholders meeting to be held in connection with the transaction, including the Company’s acquisition of Leaf Group pursuant to the terms of the merger agreement. The transaction is not subject to approval by the stockholders of the Company or to any financing condition.
A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “could,” “forecasts,” “estimates” “looks forward to” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of the Company’s stock. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the ability to close the announced transaction, the ability to realize the potential benefits of the acquisition, the possibility that the closing of the transaction may be delayed, the outcome of any legal proceedings related to the transaction, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the SEC, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and further disclosures in the Company’s Current Reports on Form 8-K. The forward-looking statements included in this Current Report on Form 8-K and the accompanying press release are made only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect subsequent events or circumstances.
Item 9.01          Financial Statements and Exhibits.
Exhibit 99.1     Press release dated April 5, 2021.

Exhibit Index

Exhibit 99.1	Press Release dated April 5, 2021

Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: April 5, 2021	/s/ Wallace R. Cooney
Wallace R. Cooney, Chief Financial Officer (Principal Financial Officer)

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